Exhibit 10.5

PROMISSORY NOTE

June 30, 2011

$80,000.00	New York, NY

FOR VALUE RECEIVED, the undersigned, Nova Lifestyle, Inc. (“Maker”), promises to pay to Alex Li (“Payee”) at No. 6 JieFangNan Lu, HeXi District, Tianjin, China 300000, or at such other place as Payee may from time to time designate by written notice to Maker, in lawful money of the United States of America, the aggregate sum of Eighty Thousand Dollars and Zero Cents ($80,000.00), together with interest thereon. Maker further agrees as follows:

Section 1.                      Interest Rate.

Interest shall accrue at a rate of forty-six one-hundredths percent (0.46%) per annum.

Section 2.                      Payments.

a)         Principal and interest shall be due and payable in full on September 28, 2011 (the “Maturity Date”).

b)         Maker shall have the right to prepay this Note in full at any time, without premium or penalty.

Section 3.                      Default.

It shall be an event of default (“Event of Default”), and the entire unpaid principal of this Note, together with accrued interest thereon, shall become immediately due and payable, at the election of Payee, upon the occurrence of any of the following events:

c)         Any failure on the part of Maker to make any payment when due, whether by acceleration or otherwise;

d)         Maker shall commence (or take any action for the purpose of commencing) any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute;

e)         A proceeding shall be commenced against Maker under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against it, or the proceeding is controverted but is not dismissed within sixty (60) days after the commencement thereof;

f)         Maker consents to or suffers the appointment of a guardian, receiver, trustee or custodian to any substantial part of its assets that is not vacated within thirty (30) days; or

g)         The dissolution, termination of existence or insolvency of Maker.

Section 4.                      Waivers.

Maker waives demand, presentment, protest, notice of protest, notice of dishonor and all other notices or demands of any kind or nature with respect to this Note.

Section 5.                      Assignment of Note.

Maker may not assign or transfer this Note or any of its obligations under this Note in any manner whatsoever without the prior written consent of Payee. Maker agrees not to assert against any assignee of this Note any claim or defense which Maker may have against any assignor of this Note.

Section 6.                      Miscellaneous.

h)         This Note may be altered only by prior written agreement signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. This Note may not be modified by an oral agreement, even if supported by new consideration.

i)         Subject to Section 5, the covenants, terms and conditions contained in this Note apply to and bind the heirs, successors, executors, administrators and assigns of the parties.

j)         This Note constitutes a final written expression of all the terms of the agreement between the parties regarding the subject matter hereof, are a complete and exclusive statement of those terms and supersedes all prior and contemporaneous agreements, understandings and representations between the parties. If any provision or any word, term, clause or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.

k)         All notices, consents or other communications provided for in this Note or otherwise required by law shall be in writing and may be given to or made upon the respective parties at the following mailing addresses:

Payee:
Alex Li
No. 6 JieFangNan Lu, HeXi District, Tianjin, China 300000

Maker:
Nova Lifestyle, Inc.
6541 E. Washington Blvd., Commerce, CA 90040
Attn: Ya Ming Wong

With a copy to, which copy shall constitute notice:
Newman & Morrison LLP
44 Wall St., New York, NY 10005
Attn: Robert Newman

Such addresses may be changed by notice given as provided in this subsection. Notices shall be effective upon the date of receipt; provided, however, that a notice (other than a notice of a changed address) sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received no later than three (3) business days following the date of sending.

l)         This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles that would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

m)         Each of the Maker and the Payee hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Maker and the Payee consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it hereunder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first set forth above.

NOVA LIFESTYLE, INC.

By: /s/ Ya Ming Wong
Name: Ya Ming Wong
Title: Chief Executive Officer